UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

Plug Power Inc.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 13, 2020, Plug Power Inc. (the “Company”) and its subsidiaries, Emerging Power Inc., a Delaware corporation, and Emergent Power Inc., a Delaware corporation, entered into a Sixth Amendment (the “Amendment”) to the Loan and Security Agreement, dated as of March 29, 2019, as amended (the “Loan Agreement”) with Generate PPL SPV I, LLC, as assignee of Generate Lending, LLC.

The Amendment amends certain defined terms and covenants under the Loan Agreement in order to, among other things, permit the Company’s issuance, offer and sale (the “Offering”) of convertible senior notes due 2025 (the “2025 Notes”). The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Also On May 13, 2020, the Company entered into Amendment No. 1 (the “Note and NPA Amendment”) to (i) the 7.50% Senior Convertible Note due 2023 (the “Note”) issued to HT Investments MA LLC (the “Holder”) on September 6, 2019 by the Company and (ii) the Note Purchase Agreement, dated September 6, 2019, by and between the Company and the Holder (the “Note Purchase Agreement”).

The Note and NPA Amendment (i) adds and amends certain defined terms under the Note and (ii) amends a covenant under the Note Purchase Agreement, in order to permit, among other things, the Offering of the 2025 Notes and certain related transactions. The Note and NPA Amendment also increases the conversion rate of the Note from 387.5969 to 400.0000 (except in certain limited circumstances), which, pursuant to the terms of the Note, is subject to adjustment in some events. The increased conversion rate is equivalent to a conversion price of $2.50 per share of the Company’s common stock, par value $0.01 per share. In addition, the Note and NPA Amendment also provides that the Holder will have the right to purchase up to thirty percent (30%) of the 2025 Notes sold in the Offering. The foregoing summary of the Note and NPA Amendment is qualified in its entirety by the full text of the Note and NPA Amendment, a copy of which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained or incorporated in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On May 13, 2020, the Company issued a press release announcing the Company’s proposed private offering of $200 million aggregate principal amount of convertible senior notes due 2025 pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On May 14, 2020, the Company issued a press release announcing that it had priced an offering of $200 million aggregate principal amount of convertible senior notes due 2025. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

This Current Report on Form 8-K does not and shall not constitute an offer to sell or the solicitation of an offer to buy any notes or shares of the Company’s common stock, nor shall there be any offer, solicitation or sale of notes or such common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description
10.1	Sixth Amendment to Loan and Security Agreement, dated as of May 13, 2020, by and among Plug Power Inc., Emerging Power Inc., Emergent Power Inc. and Generate Lending, LLC
10.2	Amendment No. 1 to Senior Convertible Note due 2023 and Related Note Purchase Agreement, dated as of May 13, 2020, by and between Plug Power Inc. and HT Investments MA LLC
99.1	Launch Press Release, dated May 13, 2020, issued by Plug Power Inc.
99.2	Pricing Press Release, dated May 14, 2020, issued by Plug Power Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: May 14, 2020	By:	/s/ Paul Middleton
Paul Middleton,
Chief Financial Officer

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